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                                                                     EXHIBIT 5.1

              SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                          Four Times Square
                      New York, New York 10036





                                                        October 10, 2000



Citigroup Inc.
399 Park Avenue
New York, New York 10043

                  Re:  Citigroup Inc.
                       Registration Statement on Form S-4
                       ----------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to Citigroup Inc., a Delaware corporation ("Citigroup"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Citigroup with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof.

            The Registration Statement relates to the proposed issuance by Citigroup Inc. of 553,092,061 shares of Citigroup common stock, par value $.01 per share (the "Common Stock"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 6, 2000, by and among Citigroup, Associates First Capital Corporation, a Delaware corporation ("Associates"), and AFS Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Citigroup (the "Merger Sub").

            The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into Associates, with Associates continuing as the surviving



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Citigroup Inc.
October 10, 2000
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corporation. The Registration Statement includes a proxy statement/prospectus
(the "Proxy Statement/Prospectus") to be furnished to stockholders of Associates in connection with their approval of the Merger.


            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

            In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement (including the Proxy Statement/Prospectus); (ii) the Certificate of Incorporation of Citigroup, as amended to the date hereof; (iii) the By-laws of Citigroup, as amended to the date hereof; (iv) the Merger Agreement; (v) resolutions of the Board of Directors of Citigroup relating to the transactions contemplated by the Merger Agreement and the Registration Statement; (vi) specimen certificates of the Common Stock; and (vii) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

            In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than Citigroup and Merger Sub, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Citigroup and others.



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Citigroup Inc.
October 10, 2000
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            For purposes of this opinion, we have assumed that prior to the issuance of any of the shares of the Common Stock: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) Associates stockholders will have approved by all required votes the Merger Agreement and the Merger; (iii) a Certificate of Merger will have been duly filed with the Secretary of State of the State of Delaware; and (iv) the certificates representing the shares of Common Stock will have been duly executed by an authorized officer of the transfer agent for the Common Stock and will have been registered by the registrar for the Common Stock and will conform to the specimen thereof examined by us.

            Members of our firm are admitted to the Bars of the State of New York and Delaware, and we do not express any opinion as to the law of any jurisdiction except for the General Corporation Law of the State of Delaware. Kenneth J. Bialkin, a member of our firm, is a director of Citigroup and he and other members of our firm beneficially own an aggregate of less than 1% of the outstanding Common Stock.

            Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                    Very truly yours,


                                    /s/  SKADDEN, ARPS, SLATE,
                                    MEAGHER & FLOM LLP